AMENDED SCHEDULE A TO SECOND AMENDED AND RESTATED
INVESTMENT COMPANY SERVICES AGREEMENT

THIS AMENDED SCHEDULE A, effective as of May 31, 2011, amends and restates Schedule A to that certain Second Amended and Restated Investment Company Services Agreement dated as of April 2, 2008, as amended and supplemented, between Matthews International Funds (the “Fund”) and BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing Inc.)

SCHEDULE A

IDENTIFICATION OF FUNDS

Matthews International Funds

Matthews Asia Growth Fund
(formerly Matthews Asia Pacific Fund)

Matthews Asia Dividend Fund

Matthews Pacific Tiger Fund

Matthews Asian Growth and Income Fund

Matthews Asia Science and Technology Fund
(formerly Matthews Asian Technology Fund)

Matthews China Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews Asia Small Companies Fund

Matthews China Dividend Fund

Matthews China Small Companies Fund

No-load, no 12b-1, no CDSC, redemption fee of 2% on all redemptions made within 90 days of purchase).

This Schedule A may be amended from time to time by agreement of the parties.

MATTHEWS INTERNATIONAL FUNDS

By: /s/ William J. Hackett
Name: William J. Hackett
Title: President

BNY MELLON INVESTMENT SERVICING (US) INC.

By: /s/ Daniel Horne
Name: Daniel Horne
Title: Vice President, Senior Director